Exhibit 99(b)

                           TEXAS UTILITIES ELECTRIC COMPANY

                       OFFER TO EXCHANGE FOR ANY OR ALL OF ITS

                                     [          ]
                       $[    ] Depositary Shares, Series [   ]
                            each representing 1/4 share of
                         $[     ] Cumulative Preferred Stock

                                        either
                TU ELECTRIC CAPITAL __                    or Cash Only
       % Trust Originated Preferred Securities(SM)   in the amount of $XX.XX
                    (TOPrS(SM))
       (liquidation preference $25.00 per Preferred
                    Security
       and guaranteed to the extent set forth herein
           by Texas Utilities Electric Company)
           plus a cash component of $X.XX
                                                         November    , 1995

          To Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees

             We have been appointed by Texas Utilities Electric Company (the "Company") to act as Dealer Managers in connection with the offer by the Company to exchange, upon the terms and subject to the conditions set forth in the Prospectus referred to below and the related Letter of Transmittal (which together constitute the
          "Offer"), any and all of its $[     ] Depositary Shares, Series [
          ], each representing 1/4  share of $[     ] Cumulative  Preferred
          Stock  (the "Depositary  Shares") that  are validly  tendered and
          accepted for exchange pursuant to the Offer for  either   % Trust
          Originated   Preferred   Securities   ("TOPrS")(the    "Preferred
          Securities") of TU Electric Capital __ (the "Trust") plus a cash component or for cash only. In connection with the Offer, the Company will deposit in the Trust as trust assets its ____% Junior Subordinated Debentures due 2030 as set forth in the Prospectus referred to below.

             The Company will accept for exchange all Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, described in the Prospectus dated
          November   , 1995 (the "Prospectus").

             For your information and for forwarding to your clients for whom you hold Depositary Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

             1.   Prospectus dated November    , 1995;

             2.   Letter  of   Transmittal  for   your  use   and  for   the
          information  of  your  clients,   together  with  Guidelines  for
          Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

             3. Notice of Guaranteed Delivery to be used to accept the Offer if the Depositary Shares and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Prospectus), or the book-entry transfer of the Depositary Shares cannot be completed by the Expiration Date;

             4. A form of letter that may be sent to your clients for whose accounts you hold Depositary Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer;

             5. A Questions and Answers Booklet that may be provided to your clients; and

             6. Return envelope addressed to Chemical Mellon Shareholder Services, L.L.C., the Exchange Agent.

          --------------------
          SM   "Trust Originated  Preferred Securities"  and "TOPrS"  are
                service marks of Merrill Lynch & Co.

             WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

             THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON ________ , 1995, UNLESS THE OFFER IS EXTENDED.

             NONE OF THE TRUST, ITS TRUSTEES, THE COMPANY OR THE COMPANY'S BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER ALL OR ANY DEPOSITARY SHARES IN THE OFFER OR TO ELECT TO RECEIVE AS CONSIDERATION EITHER PREFERRED SECURITIES PLUS A CASH COMPONENT OR CASH ONLY. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

             The Company will pay a solicitation fee of $______ per Depositary Share, in the case of Depositary Shares exchanged for Preferred Securities plus cash, or $______ per Depositary Share, in the case of Depositary Shares exchanged for cash only, for any Depositary Shares tendered by physically delivering depositary shares which are accepted for exchange and exchanged pursuant to
          the  Offer  and  covered  by   a  Letter  of  Transmittal   which
          designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including each Dealer Manager in its capacity as a broker or dealer, which is a member
          of   any  national  securities   exchange  or   of  the  National
          Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting
          Dealer").   No solicitation fee shall be  payable to a Soliciting
          Dealer with respect to the tender of Depositary Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders".

             If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with the Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, the Soliciting Dealer must return a Notice of Solicited Tenders to the Exchange Agent within three New York Stock Exchange trading days after the
          Expiration Date  in order  to  receive a  solicitation fee.    No
          solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such
          Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified  on  the  Letter  of  Transmittal  or  the  Notice  of
          Solicited Tenders.   No solicitation fee shall  be payable to the
          Soliciting Dealer with respect to the tender of Depositary Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

             No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offer.

             The Company will upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to
          their customers.   The Company will pay  all stock transfer taxes
          applicable to the acceptance of Depositary Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

             Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

             Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth in the back cover of the Prospectus.

                                                  Very truly yours,

                                                  MERRILL LYNCH & CO.
                                                  GOLDMAN, SACHS & CO.
                                                  LEHMAN BROTHERS INC.
                                                  SMITH BARNEY INC.

             NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE TRUST, THE TRUSTEES OF THE TRUST, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                             NOTICE OF SOLICITED TENDERS

             List below the number of Depositary Shares whose tender you have solicited. All Depositary Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of
          completing  the  tables  below.     Any  questions  as  to   what
          constitutes  beneficial  ownership  should  be  directed  to  the
          Exchange Agent.   If  the  space below  is inadequate,  list  the
          Depositary Shares on a separate signed schedule and affix the list to this Notice of Solicited Tenders. PLEASE DO NOT COMPLETE THE SECTIONS OF THE TABLE HEADED "TO BE COMPLETED ONLY BY EXCHANGE AGENT".

             ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.


           SOLICITED TENDERS OF DEPOSITARY SHARES NOT BENEFICIALLY OWNED BY SOLICITING DEALER EXCHANGED FOR PREFERRED SECURITIES PLUS CASH


                                                                   To be
                               To be       To be        To be     Completed
                             Completed   Completed    Completed     Only
                              by the       by the      Only by       by
                            Soliciting   Soliciting   Exchange    Exchange
                              Dealer       Dealer       Agent      Agent

                             Number of                Number of  Fee $__
             Beneficial       Shares     VOI Ticket    Shares      per
             Owners          Tendered     Number*     Accepted    Share
             ------          --------     ------      --------    -----

           Beneficial
            Owner No.1
           Beneficial
            Owner No.2
           Beneficial
            Owner No.3
           Beneficial
            Owner No.4
           Beneficial
            Owner No.5
             Total


           SOLICITED TENDERS OF DEPOSITARY SHARES NOT BENEFICIALLY OWNED BY
                      SOLICITING DEALER EXCHANGED FOR CASH ONLY


                                                                   To be
                               To be       To be        To be     Completed
                             Completed   Completed    Completed     Only
                              by the       by the      Only by       by
                            Soliciting   Soliciting   Exchange    Exchange
                              Dealer       Dealer       Agent      Agent

                             Number of                Number of  Fee $__
             Beneficial       Shares     VOI Ticket    Shares      per
               Owners        Tendered     Number*     Accepted    Share
               ------        --------     ------      --------    -----

           Beneficial
            Owner No.1
           Beneficial
            Owner No.2
           Beneficial
            Owner No.3
           Beneficial
            Owner No.4
           Beneficial
            Owner No.5
             Total

          -------------
          * Complete if Depositary Shares delivered by book-entry transfer.

             All  questions   as  to  the  validity,  form  and  eligibility
          (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

             The undersigned  hereby  confirms that:   (i)  it has  complied
          with the applicable requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus; (iii) in soliciting tenders of Depositary Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to
          conform  to  the  NASD's  Rules   of  Fair  Practice  in   making
          solicitations outside the United States to the same extent as though it were an NASD member.


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          (Name of Firm)


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          (Authorized Signature)


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          (Area Code and Telephone Number)


          ------------------------------
          (Address)


          ------------------------------
          (City, State, Zip Code)


          ------------------------------
          (Attention)


          Date:
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